Exhibit 99.1

GL Brands Inc.’s Green Lotus Partners with “As Seen on TV” Leader Ontel® Products Corp. to Launch Hemp Topical ‘Green Relief’

Dallas, Texas--(OTC PR Wire - February 25, 2020) - GL Brands, Inc. (OTCQB: GRLB) ("the Company") (www.glbrands.com) a global house of brands with a focus on hemp consumer packaged goods based in Dallas, TX, is pleased to announce its partnership with “As Seen on TV” leader Ontel® Products Corporation for the launch of hemp topical Green Relief, a proprietary, deep penetrating, Celadrin®-based formula designed to help relieve aches and pains and promote flexible and healthy joints.

“Ontel® couldn’t be more excited to inject its wealth of television and digital knowledge into the Green Relief brand and introduce the product to its global network of 80,000 retail partners and loyal consumers,” notes Ontel® President Amar Khubani, “Ontel® is always looking for innovative ways to improve the lives of our customers and we’re confident our partnership with GL Brands and the launch of Green Relief does just that, and then some.”

GL Brands CEO Carlos Frias states, “With a marketing and distribution network of Ontel’s size and reach, Ontel has a longstanding track record of moving its products across a diverse number and assortment of channels. This also opens the door for further product development partnership opportunities between GL Brands and Ontel® for innovative hemp products with mass appeal that can help people everywhere.”

#cannabis #revenues #cbd #hemp #cpg #asseenontv

#VETERANS receive 25% off Green Lotus orders! Visit: https://greenlotushemp.com/veterans-program/

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About Ontel® Products Corp.:

Ontel® Products Corp. is a global leader in direct response marketing, innovation and product distribution that leads the direct response industry in designing life-altering products, creating blockbuster marketing campaigns, and distributing to over 80,000 of the greatest retailers in the world. For more information about Ontel, visit www.ontelproducts.com.

About GL Brands Inc.:

GL Brands is a global hemp consumer packaged goods company that creates authentic, enduring and culturally relevant brands engaged in the development and sale of cannabis-derived wellness products. Through its premier brands Green Lotus™ and Irie CBD, GL Brands delivers a full portfolio of hemp-derived CBD products, including tinctures, soft gels, gummies, sparkling beverages, vapes, flower and topical segments to promote greater wellness and balance, in the U.S. and throughout the world. For more information, please visit https://www.glbrands.com.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Statements in this press release that are not strictly historical are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by phrases such as "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe GL Brand's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Factors that could cause or contribute to differences include the uncertainty regarding viability and market acceptance of GL Brand's products and services, changes in relationships with third parties, and other factors described in GL Brand's most recent periodic filings with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, changes in general industry or regional market conditions; changes in consumer and customer preferences for our products; loss of business from increased competition; changes in strategic relationships; unfavorable fluctuations in currencies or interest rates in the regions in which we operate; changes in regulatory conditions; changes in tax laws; import and export duty and tariff rates in or with the countries with which we conduct business; and negative impact of any governmental investigations and associated litigations.

The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is not obligated to revise or update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Celadrin® is a registered trademark used with permission.

Investor Contacts:

Matt Bartlett COO GL Brands Investor Relations ir@glbrands.com 707-535-6846

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